MALCOLM L. POLLARD, **Inc.**
4845 W. LAKE ROAD, # 119
ERIE, PA 16505

(814)838-8258 FAX (814838-8452

March 21, 2012

Securities Exchange Commission

Washington, DC 20549

RE: VSUS Technologies Incorporated

Form 8-K dated March 7, 2012

I have read Item 4 paragraph (a) of the above referenced document as they relate to Malcolm L. Pollard, Inc. and take no issue with the contents.

Malcolm L Pollard

Malcolm L. Pollard, Inc.

By Malcolm L. Pollard,CPA